Ingersoll Rand Reports Third-Quarter EPS from
Continuing Operations of $1.10

●	Third-quarter continuing operations earnings per share (EPS) of $1.10; adjusted EPS excluding restructuring costs also $1.10, up 21 percent compared with 2013 adjusted EPS of $0.91

●	Revenues of $3.4 billion in the third quarter, up by 5.3 percent compared with 2013

●	Q3 2014 operating margin of 13.0 percent, 0.9 percentage point adjusted margin improvement

●	Full-year 2014 EPS from continuing operations forecast updated to $3.17 to $3.21, including $0.03 of restructuring costs

Swords, Ireland, October 22, 2014 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.10 for the third quarter of 2014.
The company reported net earnings of $291.3 million, or EPS of $1.07, for the third quarter of 2014. Third-quarter net earnings included $298.3 million, or EPS of $1.10, from continuing operations, as well as a net loss of $(7.0) million, or EPS of $(0.03) from discontinued operations. The results for the third quarter of 2014 included $1.2 million of restructuring expense which had a negligible impact on EPS. This compares with net earnings of $165.9 million, or EPS of $0.56, for the 2013 third quarter. Third-quarter 2013 net earnings included $222.6 million, or EPS of $0.75, from continuing operations, as well as a loss of $56.7 million, or EPS of ($0.19), from discontinued operations. Third quarter 2013 results included $46.9 million of after-tax restructuring and other one-time costs equal to $(0.16) per share. Excluding restructuring and one-time costs from 2013 results, third-quarter 2014 EPS from continuing operations increased $0.19 per share, or 21 percent year-over-year (see attached tables for additional details).
“Our focus on new product development, services and effective operational execution has enabled us to deliver another solid quarter,” said Michael W. Lamach, chairman and chief executive officer. “We are pleased with what we’ve been able to accomplish through steady investment, productivity initiatives and a balanced, pragmatic approach to capital allocation. In addition, our bookings signal a solid Q4 as we look ahead to the end of a successful 2014.”

Additional Highlights from the 2014 Third Quarter
Revenues: The company’s reported revenues increased by 5 percent (up 6 percent, excluding currency) to $3,385 million, compared with revenues of $3,214 million for the 2013 third quarter. Total U.S. revenues were up 6 percent compared with 2013 and revenues from international operations increased 5 percent (up 5 percent, excluding currency). New equipment and aftermarket revenues were up 6 percent and 4 percent, respectively, compared with the third quarter of 2013.

Operating Margin: The third-quarter operating margin was 13.0 percent compared with 11.8 percent in 2013. Adjusted for restructuring, the operating margin for the third quarter of 2014 was 13.0 percent and 12.1

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percent for the third quarter of 2013. The year-over-year 0.9 percentage point adjusted margin improvement was due to higher volume, gains from productivity initiatives and pricing, partially offset by inflation and an increase in investment spending.

Interest Expense and Other Income/Expense: Interest expense was $52.3 million for the third quarter of 2014, compared with third-quarter 2013 interest expense of $102.8 million, which included a debt redemption premium of $46.3 million. Excluding the debt redemption premium from last year, 2014 third-quarter interest expense declined by $4.2 million year-over-year. Other income totaled $9.6 million for the third quarter of
2014, compared with $6.0 million of other income for the 2013 third quarter, primarily due to higher income from equity investments and lower foreign exchange losses.

Taxes: The company had an effective tax rate of 23.8 percent in the third quarter of 2014. The effective rate for the third quarter of 2013 was 19.5 percent.

Third-Quarter Business Review
[Note: Adjusted margins for 2013 and 2014 exclude restructuring costs – see attached tables for additional details]
The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning which provides heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the third quarter of 2014 were $2,644 million and increased 6 percent compared with the third quarter of 2013. Bookings increased 9 percent year-over-year.
On a year-over-year basis, total commercial HVAC revenues increased by a mid-single digit percentage with a mid-single digit percentage increase both in year-over-year equipment revenues and in parts, service and solutions. Commercial HVAC revenues in North America increased by a mid-single digit percentage in the quarter compared with last year and revenues increased slightly in overseas operations. Third-quarter 2014 commercial HVAC bookings reflect a mid-single digit percentage increase compared with last year.
Total Thermo King refrigerated transport revenues increased by a mid-teens percentage in the third quarter compared with last year with gains in all equipment categories and in aftermarket revenues. Bookings increased by more than 20 percent in the third quarter of 2014, due to strong orders for auxiliary power units, marine equipment and in the North American trailer business.
Residential HVAC revenues increased by a low-single digit percentage in the third quarter compared with 2013, primarily due to volume gains in air conditioning units. Bookings also increased by a low-single digit percentage compared with last year.
Third-quarter 2014 segment operating margin was 14.3 percent (14.3 percent adjusted operating margin) compared with 13.0 percent (13.1 percent adjusted operating margin) last year. The year-over-year margin improvement was due to higher volumes, pricing, productivity actions and lower restructuring costs, partially offset by inflation and higher investment spending. Year-over-year adjusted operating leverage was 34 percent.
The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools and material handling systems, and ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the third quarter of $741 million increased 3 percent compared with the third quarter of 2013. Bookings also increased 3 percent compared with last year.
Revenues for air compressors and industrial products increased by a low-single digit percentage compared with the third quarter of 2013. Revenues were up mid-single digits in the Americas and Asia and declined in Europe. Bookings increased by a low-single digit percentage compared with last year.

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Club Car revenues increased slightly compared with the third quarter of 2013 as sales growth in utility vehicles offset decreased activity in the North American golf market.
Third-quarter segment operating margin for Industrial was 14.7 percent (14.8 percent adjusted operating margin) compared with 15.9 percent (15.9 percent adjusted operating margin) last year. The decrease in operating margin was due to inflation and higher investment spending, partially offset by higher volumes and productivity actions.
Balance Sheet
At the end of the third quarter, working capital was 4.0 percent of revenues, compared with 3.1 percent in 2013. Cash balances and total debt balances were $937 million and $3.5 billion, respectively.
Share Repurchase
During the third quarter of 2014, the company repurchased approximately 2.6 million shares for approximately $160 million related to a $1.5 billion share repurchase program approved by the company’s board of directors on February 5, 2014. The company is targeting to repurchase a total of $1,375 million of shares for full-year 2014.
Acquisition of Cameron’s Centrifugal Compressor Division
In August, the company announced that it entered into an agreement to acquire the assets of Cameron International Corporation’s (NYSE:CAM) Centrifugal Compression division for $850 million. The acquisition is expected to close before the end of the year, subject to regulatory approval.
The division provides centrifugal compression equipment and aftermarket parts and services for global industrial applications, air separation, gas transmission and process gas. Cameron’s Centrifugal Compression division generated sales of approximately $400 million in 2013, has approximately 850 employees and operates from 12 global locations.
“Cameron’s Centrifugal Compression division offers complementary product, manufacturing and engineering strengths, as well as financial synergies that make it a natural fit into our core business and will provide meaningful value to our shareholders,” said Lamach. “This opportunity expands our Industrial Segment and will be accretive to EPS, EBITDA margins and ROIC in 2015.”
Outlook
Based on a forecast of moderate growth in worldwide construction and modest growth in industrial markets for the remainder of the year, the company expects revenues for full-year 2014 to increase approximately 4 percent with full-year reported EPS from continuing operations expected to be in the range of $3.17 to $3.21. Restructuring expenses are expected to approximate ($0.03) per share. Excluding these costs, adjusted EPS for 2014 continuing operations are expected to be in the range of $3.20 to $3.24. The forecast includes a tax rate of approximately 25 percent for continuing operations and an average diluted share count for the full year of approximately 275 million shares. Free cash flow for full-year 2014 is expected to be in the range of $800 to $850 million.
Fourth-quarter 2014 revenues are expected to increase approximately 3 to 4 percent with reported EPS from continuing operations for the fourth quarter in the range of $0.68 to $0.72. Restructuring expenses are expected to approximate $(0.01) per share. The fourth-quarter forecast reflects an ongoing tax rate of approximately 25 percent for continuing operations and an average diluted share count of approximately 270 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our projected 2014 fourth- quarter and full-year financial performance including expectations regarding restructuring expenses; assumptions regarding our effective tax rate and statements that relate to our intent to acquire the assets of Cameron International Corporation’s Centrifugal Compression division; the expected benefits of the proposed transaction; the timing of the transaction and the impact on our earnings per share; EBITDA margins; ROIC; and other

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financial measures. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to fully realize the expected benefits of the completed spinoff and restructuring, our ability to timely obtain, if ever, necessary regulatory approvals of the acquisition of Cameron International Corporation’s Centrifugal Compression division, global economic conditions, demand for our products and services and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarter ending March 31, 2014, June 30, 2014, and other SEC filings. We assume no obligation to update these forward-looking statements.
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.
All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.
Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $12 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
10/22/14
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013
Net revenues	$3,385.0	$3,214.2	$9,650.9	$9,251.6
Cost of goods sold	(2,327.0)	(2,217.7)	(6,721.7)	(6,507.6)
Selling & administrative expenses	(618.0)	(617.0)	(1,870.8)	(1,857.0)
Operating income	440.0	379.5	1,058.4	887.0
Interest expense	(52.3)	(102.8)	(157.3)	(225.4)
Other income (expense), net	9.6	6.0	20.2	4.1
Earnings (loss) before income taxes	397.3	282.7	921.3	665.7
Provision for income taxes	(94.1)	(55.1)	(222.5)	(108.3)
Earnings (loss) from continuing operations	303.2	227.6	698.8	557.4
Discontinued operations, net of tax	(7.0)	(46.7)	(8.6)	42.7
Net earnings (loss)	296.2	180.9	690.2	600.1
Less: Net earnings attributable to noncontrolling interests	(4.9)	(15.0)	(14.0)	(29.0)
Net earnings (loss) attributable to Ingersoll-Rand plc	$291.3	$165.9	$676.2	$571.1

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$298.3	$222.6	$684.8	$542.3
Discontinued operations	(7.0)	(56.7)	(8.6)	28.8
Net earnings	$291.3	$165.9	$676.2	$571.1

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.10	$0.75	$2.48	$1.81
Discontinued operations	(0.03)	(0.19)	(0.03)	0.10
	$1.07	$0.56	$2.45	$1.91

Weighted-average number of common shares
outstanding:
Diluted	271.6	295.5	275.9	299.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013
Climate
Net revenues	$2,644.0	$2,492.3	$7,433.8	$7,086.5
Segment operating income *	377.6	323.7	897.9	725.4
and as a % of Net revenues	14.3%	13.0%	12.1%	10.2%

Industrial
Net revenues	741.0	721.9	2,217.1	2,165.1
Segment operating income *	108.8	114.8	318.2	336.5
and as a % of Net revenues	14.7%	15.9%	14.4%	15.5%

Gain (loss) on sale/(asset impairment)	—	—	—	—
Unallocated corporate expense	(46.4)	(59.0)	(157.7)	(174.9)

Total
Net revenues	$3,385.0	$3,214.2	$9,650.9	$9,251.6
Consolidated operating income	$440.0	$379.5	$1,058.4	$887.0
and as a % of Net revenues	13.0%	11.8%	11.0%	9.6%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended				For the nine months ended
		September 30, 2014				September 30, 2014
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,385.0	$—		$3,385.0	$9,650.9	$—		$9,650.9

	Operating income	440.0	1.2	(a)	441.2	1,058.4	10.1	(a)	1,068.5
	Operating margin	13.0%			13.0%	11.0%			11.1%

	Earnings from continuing operations before income taxes	397.3	1.2	(a)	398.5	921.3	10.1	(a)	931.4
	Provision for income taxes	(94.1)	(0.7)	(b)	(94.8)	(222.5)	(3.6)	(b)	(226.1)
	Tax rate	23.7%			23.8%	24.2%			24.3%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	298.3	0.5	(c)	298.8	684.8	6.5	(c)	691.3

	Diluted earnings per common share
	Continuing operations	$1.10	$—		$1.10	$2.48	$0.03		$2.51

	Weighted-average number of common shares outstanding
	Diluted	271.6	—		271.6	275.9	—		275.9

	Detail of Adjustments:
(a)	Restructuring costs		$1.2				$10.1
(b)	Tax impact		(0.7)				(3.6)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$0.5				$6.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended				For the nine months ended
		September 30, 2013				September 30, 2013
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,214.2	$—		$3,214.2	$9,251.6	$—		$9,251.6

	Operating income	379.5	9.3	(a)	388.8	887.0	38.7	(a)	925.7
	Operating margin	11.8%			12.1%	9.6%			10.0%

	Earnings from continuing operations before income taxes	282.7	55.6	(a, b)	338.3	665.7	85.0	(a, b)	750.7
	Provision for income taxes	(55.1)	(8.7)	(c)	(63.8)	(108.3)	(10.8)	(c)	(119.1)
	Tax rate	19.5%			18.9%	16.3%			15.9%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	222.6	46.9	(d)	269.5	542.3	74.2	(d)	616.5

	Diluted earnings per common share
	Continuing operations	$0.75	$0.16		$0.91	$1.81	$0.25		$2.06

	Weighted-average number of common shares outstanding
	Diluted	295.5	—		295.5	299.8	—		299.8

	Detail of Adjustments:
(a)	Restructuring costs		9.3				38.7
(b)	Refinancing premium		46.3				46.3
(c)	Tax impact		(8.7)				(10.8)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$46.9				$74.2

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended September 30, 2014		For the quarter ended September 30, 2013
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,644.0		$2,492.3

Segment operating income	$377.6	14.3%	$323.7	13.0%
Restructuring costs	0.4	—%	2.6	0.1%
Adjusted operating income	378.0	14.3%	326.3	13.1%
Depreciation and amortization	61.3	2.3%	61.5	2.5%
EBITDA	$439.3	16.6%	$387.8	15.6%

Industrial
Net revenues	$741.0		$721.9

Segment operating income	$108.8	14.7%	$114.8	15.9%
Restructuring costs	0.5	0.1%	0.3	—%
Adjusted operating income	109.3	14.8%	115.1	15.9%
Depreciation and amortization	10.8	1.4%	10.8	1.5%
EBITDA	$120.1	16.2%	$125.9	17.4%

Corporate
Unallocated corporate expense	$(46.4)		$(59.0)
Restructuring costs	0.3		6.4
Adjusted corporate expense	(46.1)		(52.6)
Depreciation and amortization	10.2		10.5
EBITDA	$(35.9)		$(42.1)

Total Company
Net revenues	$3,385.0		$3,214.2

Operating income	$440.0	13.0%	$379.5	11.8%
Restructuring costs	1.2	—%	9.3	0.3%
Adjusted operating income	441.2	13.0%	388.8	12.1%
Depreciation and amortization	82.3	2.5%	82.8	2.6%
EBITDA	$523.5	15.5%	$471.6	14.7%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$936.7	$1,937.2
Accounts and notes receivable, net	2,302.6	2,071.5
Inventories	1,419.0	1,166.1
Other current assets	511.8	541.9
Total current assets	5,170.1	5,716.7
Property, plant and equipment, net	1,465.7	1,468.4
Goodwill	5,447.0	5,540.6
Intangible assets, net	3,819.4	3,922.0
Other noncurrent assets	963.4	1,010.4
Total assets	$16,865.6	$17,658.1

LIABILITIES AND EQUITY
Accounts payable	$1,380.5	$1,163.0
Accrued expenses and other current liabilities	1,868.5	1,877.9
Short-term borrowings and current maturities of long-term debt	881.0	367.7
Total current liabilities	4,130.0	3,408.6
Long-term debt	2,646.6	3,153.5
Other noncurrent liabilities	3,755.3	3,964.7
Equity	6,333.7	7,131.3
Total liabilities and equity	$16,865.6	$17,658.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the nine months
	ended September 30,
	2014	2013
Operating Activities
Income from continuing operations	$698.8	$557.4
Depreciation and amortization	250.5	249.9
Changes in assets and liabilities and other non-cash items	(391.6)	(145.8)
Net cash from operating activities of continuing operations	557.7	661.5
Net cash from operating activities of discontinued operations	(60.1)	220.5
Net cash from operating activities	497.6	882.0

Investing Activities
Capital expenditures	(150.7)	(175.5)
Other investing activities, net	29.7	11.9
Net cash from investing activities of continuing operations	(121.0)	(163.6)
Net cash from investing activities of discontinued operations	—	13.1
Net cash from investing activities	(121.0)	(150.5)

Financing Activities
Net debt proceeds (repayments)	4.0	295.5
Dividends paid to ordinary shareholders	(199.2)	(183.0)
Repurchase of ordinary shares	(1,172.9)	(795.2)
Other financing activities, net	80.1	168.5
Net cash from financing activities of continuing operations	(1,288.0)	(514.2)
Net cash from financing activities of discontinued operations	—	(8.1)
Net cash from financing activities	(1,288.0)	(522.3)

Effect of exchange rate changes on cash and cash equivalents	(89.1)	(7.4)
Net increase (decrease) in cash and cash equivalents	(1,000.5)	201.8
Cash and cash equivalents - beginning of period	1,937.2	708.4
Cash and cash equivalents - end of period	$936.7	$910.2

The Company has revised the Condensed Consolidated Statement of Cash Flow for the nine months ended September 30, 2013 for the classification of Allegion as a discontinued operation and for corrections in the calculation and classification of the effect of exchange rate changes on cash and cash equivalents. The adjustments had no impact on the total net increase (decrease) in cash and cash equivalents, or total cash and cash equivalents amounts in any period. See the third quarter 2014 Form 10-Q for further discussion.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	September 30,
	2013	2013	2014
Net Receivables	$2,071	$2,137	$2,303
Days Sales Outstanding	61.0	60.7	62.1

Net Inventory	$1,166	$1,285	$1,419
Inventory Turns	7.6	6.9	6.6

Accounts Payable	$1,163	$1,207	$1,381
Days Payable Outstanding	47.9	49.7	54.1

			Nine months ended
			September 30, 2014
Cash flow from operating activities (a)			$497.6
Capital expenditures (a)			(150.7)
Cash payments for spin/restructuring			70.0
Free cash flow			$416.9
(a)Includes both continuing and discontinued operations. Cash flow from operating activities includes spending related to spin and restructuring costs.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION